Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of PDK Energy Inc., on Form 10-Q for the Quarter ending October 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Eric Joffe, Chief Executive Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) Such Quarterly Report on Form 10-Q for the three months ended October 31, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and October 31, 2012 fairly presents, in all material respects, the financial condition and result of operations of PDK Energy Inc.

December 12, 2012	By:	/s/ Eric Joffe
Eric Joffe
Chairman, President and Chief Executive Officer
(Principal Executive Officer and Principal Financial Officer)